Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 9, 2006 in the Registration Statement (Form S-1) and related Prospectus of Volcano Corporation for the registration of shares of its common stock.
/s/ Ernst & Young LLP
Sacramento, California
March 21, 2006

Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 9, 2006 in Amendment No.1 to the Registration Statement (Form S-1 No. 333-132678) and related Prospectus of Volcano Corporation for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Sacramento, California
May 2, 2006